UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

EOP OPERATING LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	36-4156801 (I.R.S. Employer Identification No.)

2 North Riverside Plaza, Suite 2100 Chicago, Illinois (Address of Principal Executive Offices)	60606 (Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [  ]

     Securities Act registration statement file numbers to which this form relates: 333-43530 and 333-58976.

     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

4.750% Notes due March 15, 2014	New York Stock Exchange, Inc.

     Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1.     Description of Registrant’s Securities to be Registered.

     A description of the debt securities of EOP Operating Limited Partnership (“EOP Partnership”) to be registered hereunder is set forth under the captions “Description of Debt Securities,” pages 5 through 20, inclusive, in EOP Partnership’s prospectus dated June 20, 2001, and “Description of Notes and Guarantee,” pages S-6 through S-13, inclusive, in EOP Partnership’s prospectus supplement, dated March 23, 2004, which prospectus and prospectus supplement were filed with the Securities and Exchange Commission (the “Commission”) on March 23, 2004 pursuant to Rule 424(b)(5) under the Securities Act of 1933 and form a part of EOP Partnership’s Registration Statements on Form S-3 (Registration Nos. 333-43530 and 333-58976), which information is incorporated herein by reference.

Item 2.     Exhibits.

No.	Exhibit
1	“Description of Debt Securities” and “Description of Notes and Guarantee” of EOP Partnership (incorporated by reference from pages 5 through 20, inclusive, of the prospectus dated June 20, 2001, and pages S-6 through S-13, inclusive, of the prospectus supplement, dated March 23, 2004, respectively, which prospectus and prospectus supplement were filed with the Commission on March 23, 2004)

2	Indenture, dated August 29, 2000, between EOP Partnership and U.S. Bank National Association (formerly known as U.S. Bank Trust National Association) (incorporated by reference from Exhibit 4.1 to EOP Partnership’s Registration Statement on Form S-3, as amended (Commission File No. 333-43530))

3	First Supplemental Indenture, dated June 18, 2001, among EOP Partnership, Equity Office and U.S. Bank National Association (formerly known as U.S. Bank Trust National Association) (incorporated by reference from Exhibit 4.2 to Equity Office’s Registration Statement on Form S-3, as amended (Commission File No. 333-58976))

4	$500,000,000 Note due March 15, 2014 and related Guarantee (another $500,000,000 Note due March 15, 2014 and related Guarantee, identical in all material respects to the Note filed, has not been filed) (incorporated by reference from the form filed as Exhibit 4.3 to EOP Partnership’s Current Report on Form 8-K filed with the Commission on March 23, 2004)

Signature

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EOP OPERATING LIMITED PARTNERSHIP
Date: June 9, 2004	By:	Equity Office Properties Trust, its general partner

By:	/s/ Stanley M. Stevens
Stanley M. Stevens
Executive Vice President, Chief Legal Counsel and Secretary

Exhibit Index

No.	Description
1	“Description of Debt Securities” and “Description of Notes and Guarantee” of EOP Partnership (incorporated by reference from pages 5 through 20, inclusive, of the prospectus dated June 20, 2001, and pages S-6 through S-13, inclusive, of the prospectus supplement, dated March 23, 2004, respectively, which prospectus and prospectus supplement were filed with the Commission on March 23, 2004)

2	Indenture, dated August 29, 2000, between EOP Partnership and U.S. Bank National Association (formerly known as U.S. Bank Trust National Association) (incorporated by reference from Exhibit 4.1 to EOP Partnership’s Registration Statement on Form S-3, as amended (Commission File No. 333-43530))

3	First Supplemental Indenture, dated June 18, 2001, among EOP Partnership, Equity Office and U.S. Bank National Association (formerly known as U.S. Bank Trust National Association) (incorporated by reference from Exhibit 4.2 to Equity Office’s Registration Statement on Form S-3, as amended (Commission File No. 333-58976))

4	$500,000,000 Note due March 15, 2014 and related Guarantee (another $500,000,000 Note due March 15, 2014 and related Guarantee, identical in all material respects to the Note filed, has not been filed) (incorporated by reference from the form filed as Exhibit 4.3 to EOP Partnership’s Current Report on Form 8-K filed with the Commission on March 23, 2004)